UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

DLD Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27195	98-0117139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

25 Fordham Drive
Buffalo, New York 14216
Registrant’s telephone number, including area code: (716) 868-6789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 6, 2014, Dr. Wenyi Yu and Wenyong Wang resigned from their positions as members of the board of directors. Dr. Yu and Mr. Wang’s resignations are not due to any disagreements with us or any of our operations, policies or practices. A copy of Dr. Yu and Mr. Wang’s resignation letters are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

As a result of Dr. Yu and Mr. Wang’s resignations, the board of directors appointed Keren Zhao, our Chief Executive Officer, to our board of directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Resignation Letter of Dr. Wenyi Yu
99.2	Resignation Letter of Wenyong Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DLD Group, Inc.

Date: May 16, 2014	By:	/s/ Fenglin Wang
Fenglin Wang
President and Chairman